Exhibit 99.1

Montalvo Spirits, Inc. Secures Equity Capital Raise to Strengthen Balance Sheet

MOORPARK, CA--(Marketwired - Jun 16, 2015) - Montalvo Spirits, Inc., (OTCQB: TQLA) ("Montalvo" or the "Company"), producers of award-winning brand Montalvo Tequila, announced today the closing of a capital raise from a single investor.

The closing of this straight equity non-toxic financing will strengthen the Company's balance sheet and allow for the full repayment of a convertible note that the Company issued earlier this year. Montalvo's CEO Alex Viecco commented, "We view this as a step forward and in the right direction in our plan to eliminate debt and strengthen the balance sheet. We will use the remainder of the funds for general working capital, to help grow the brand and, most importantly, further execute our business plan."

About Montalvo Spirits, Inc.

Montalvo Spirits, Inc. develops, markets and distributes premium alcoholic beverages, with its initial offering being the award-winning Montalvo Tequila. The Company plans to focus on artisanal spirit brands with a tradition of excellence and quality. Additional information concerning the Company is available on the Company's website: http://montalvospirits.com

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Montalvo Spirits, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Montalvo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:
Montalvo Spirits, Inc.
Media Inquiries:
Media@MontalvoSpirits.com

Investor Relations:
818.254.8327
IR@MontalvoSpirits.com